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                                  Exhibit 5.1


                          REED SMITH SHAW & MCCLAY LLP
                              1301 K Street, N.W.
                            Suite 1100 - East Tower
                          Washington, D.C.  20005-3317
                              Phone: 202-414-9200
                              Fax:   202-414-9299


                                 April 13, 1998


QuesTech, Inc.
7600-A Leesburg Pike
Falls Church, VA  22043

                 Re:      Registration Statement on Form S-8 for:
                          QuesTech, Inc. [1994] Incentive Stock Option Plan QuesTech, Inc. 1996 Stock Option Plan
                          QuesTech, Inc. Stock Option Plan for Non-Employee Directors (collectively, the "Plans")


Gentlemen:

                 We have acted as counsel to QuesTech, Inc. (the "Company") in connection with the above-captioned Registration Statement relating to up to 543,252 shares of Common Stock, par value $.05 per share, of the Company (the "Common Stock") which may be purchased or acquired by employees, officers, and directors of the Company under the Plans. The Plans provide that either authorized but unissued or reacquired shares of Common Stock, or (except in the case of the Stock Option Plan for Non-Employee Directors) shares of Common Stock held in the Stock Employee Compensation Trust, may be issued upon the exercise of stock options granted under the Plans. In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company or held by the Stock Employee Compensation Trust and used under the Plans have been duly authorized, validly issued and fully paid at the time of their original issuance.

                 In connection with this opinion, we have examined, among other things:

                 (1) Certificate of Incorporation of the Company, as amended to date;

                 (2)      By-Laws of the Company, as amended to date;

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QuesTech, Inc.
April 13, 1998
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                 (3)      Resolution adopted by the Board of Directors of the
Company on May 15, 1994, adopting and approving the QuesTech, Inc. [1994] Incentive Stock Option Plan subject to Stockholder approved;

                 (4) Proxy Statement for the Special Meeting of Stockholders to be held on November 15, 1994;

                 (5) Report of Inspector of Election as to Approval of the Adoption by the Board of Directors of the 1994 Incentive Stock Option Plan at the Special Meeting of Shareholders of November 15, 1994;

                 (6) Resolution adopted by the Board of Directors of the Company on November 15, 1995, adopting and approving amendments to the 1994 Incentive Stock Option Plan;

                 (7) Proxy Statement for the Annual Meeting of Stockholders to be held on May 24, 1996;

                 (8) Report of Judges of Election regarding the approval of the adoption of the 1996 Plan at the Annual Meeting of Shareholders of May 24, 1996;

                 (9) Resolution adopted by the Board of Directors of the Company on March 15, 1997, adopting Amendment No. 1 to the 1996 Plan;

                 (10) Proxy Statement for the Annual Meeting of Stockholders to be held on May 23, 1997;

                 (11) Final Certificate and Report of Inspectors, and Minutes, of the Annual Meeting of Stockholders of QuesTech, Inc. of May 23, 1997, including approval of the amendment of the 1996 Incentive Stock Option Plan;

                 (12) Resolution adopted by the Board of Directors on November 15, 1995, authorizing the General Counsel of the Company to draft a stock option plan for members of the Board, especially those members who are not employees

                 (13) the QuesTech, Inc. Incentive Stock Option Plan, as currently in effect;

                 (14) the QuesTech, Inc. 1996 Stock Option Plan, as currently in effect; and

                 (15) the QuesTech, Inc. Stock Option Plan for Non-Employee Directors, as currently in effect.


                 Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion:

                 (a) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Virginia; and

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REED SMITH SHAW & MCCLAY LLP

QuesTech, Inc.
April 13, 1998
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                 (b)      The shares of Common Stock being registered and which
may be issued by the Company pursuant to the provisions of the Plans upon the exercise of stock options granted under the Plans have been duly authorized, and upon such issuance in accordance with the provisions of the Plans such shares will be validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".



                                       Very truly yours,

                                       /s/ Reed Smith Shaw & McClay LLP